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                                                                 EXHIBIT 10.24.1


                                                   Embassy Suites - ____________

Mortgage Loan No ______________                    _____________________________


                                 PROMISSORY NOTE

$________________                                                   May 12, 1999



FOR VALUE RECEIVED, the undersigned ("Borrower"), promise(s) to pay to the order of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY ("Lender"), at its home office in Springfield, Massachusetts, or at such other place as Lender may direct, in lawful money of the United States of America, without grace or offset, the principal sum of ____________________________________ AND NO/DOLLARS
($_________), with interest thereon at the rate of seven and fifty five one hundredths percent (7.55%) per annum (the "Contract Rate") to be paid as provided hereinbelow.

This Promissory Note is secured by a (i) Deed of Trust and Security Agreement of even date herewith (the "Mortgage"), covering real property and other property described in the Mortgage, and located in the City of _________, County of ________, State of __________, (ii) [the Dallas Love Field Mortgage, (iii) the Dallas Market Center Mortgage, (iv) the Deerfield Beach Mortgage, (v) the Palm Desert Mortgage and (vi) the Tempe Mortgage.] [Revised as necessary for each state]

1. PAYMENT TERMS

   Payments shall be made on this Promissory Note as follows:

A. On the date the loan evidenced hereby is made, a payment of interest only shall be due and payable for the period from such date to the first day of the next calendar month.

B. Successive monthly installments of principal and interest (in arrears), shall be made on the first day of July, 1999 and on the first day of each calendar month thereafter up to and including the first day of May, 2009.

C. Each monthly installment shall be in the constant amount _________________ AND NO/100 DOLLARS ($____________).

D. A final installment equal to the entire principal balance then remaining unpaid, with accrued interest thereon, shall be due and payable on June 1, 2009 (the "Maturity Date");

Unless otherwise directed by Lender in writing, all payments shall be made by wire transfer of immediate federal funds or equivalent to Lender's bank and bank account. Borrower acknowledges that, since the term of the loan evidenced hereby is shorter than the amortization period, a substantial portion of the principal balance will be due on the Maturity Date. Whenever


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any payment to be made under this Promissory Note is stated to be due on a date which is not a Business Day (defined hereinbelow), the due date shall be extended to the next succeeding Business Day and interest shall continue to accrue and be payable at the applicable rate during such extension.

2. INTEREST

   The monthly payments of combined principal and interest of this Promissory Note are based upon a twenty-five (25) year amortization period, and all interest accruing hereunder shall be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each; provided, however, that for any partial monthly payment, interest shall be calculated on the basis of a 365-day year.

3. DEFAULT INTEREST

   If the entire unpaid principal balance of this Promissory Note, together with accrued and unpaid interest thereon, is not paid when due, whether on the Maturity Date or any earlier date as a result of acceleration of this Promissory Note after an Event of Default (hereinafter defined), then the amount unpaid shall bear interest from the Maturity Date or such earlier date, as the case may be, at the per annum interest rate (the "Default Rate") equal to the lesser of

   (i) the highest rate permitted by law to be charged on a promissory note secured by a commercial mortgage, or

   (ii) the sum of three percent (3%) plus the greater of

        (x) the Contract Rate; or

        (y) the rate published in the Wall Street Journal as the average prime rate in its Money Rates section as of the Maturity Date or such earlier date. If the Wall Street Journal is not in publication on the applicable date, or ceases to publish such average rates, then any other publication acceptable to Lender quoting daily market average prime rates will be used.

The Default Rate shall continue until the first occurring of the following:

   (i) payment in full of any sums due hereunder and under the Loan Documents (hereinafter defined) or

   (ii) reinstatement of the loan evidenced hereby pursuant to statutory provisions requiring such reinstatement, but only after the curing of all defaults and payments of all sums due hereunder.


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4. LATE CHARGE

   If any regular monthly installment of principal or interest due hereunder, or any monthly deposit for taxes, ground rent, insurance, replacements and other sums if required under any Loan Document, shall not be paid as required under this Promissory Note or Loan Document, as the case may be, by the tenth (10th) day of the month in which the same shall be due, Borrower shall pay to Lender a late charge (the "Late Charge") of four cents ($0.04) for each dollar so overdue to order to compensate Lender for its loss of the timely use of the money and frustration of Lender in the meeting of its financial commitments and to defray part of Lender's incurred cost of collection occasioned by such late payment. Any Late Charge incurred shall be immediately due and payable. If, however, during any consecutive twelve (12) month period Borrower on more than three (3) occasions shall pay any such installments or deposits after the due dates thereof (whether prior to or after the time that the Late Charge is payable as above), then the time period after which a Late Charge will be charged and paid shall thereafter be reduced from ten (10) days to two (2) days after a due date. Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or deposits or the requirement that Borrower make all payment of installments and deposits as and when the same are due and payable. Lender agrees to comply with Section 2954.5 of the California Civil Code (or any successor provision), as now or hereafter in affect, with respect to the giving of notice prior to imposing a Late Charge.

5. APPLICATION OF PAYMENTS

   Each payment received by Lender shall be applied in the following order:

A. First, to the interest due on any advances made by Lender under any instrument which is a Loan Document;

B. Next, to the principal amount of any advances made by Lender under any instrument which is a Loan Document;

C. Next, to Late Charges, attorney's fees or any other amount due hereunder or under a Loan Document save for the amounts described in (D) and (E) immediately below;

D. Next, to accrued interest due hereunder; and

E. Finally, to the principal balance hereof.

Notwithstanding the foregoing, in the event that Borrower does not pay the outstanding principal balance and accrued interest due under this Promissory Note, when due, whether on the Maturity Date or on any earlier date as a result of acceleration of this Promissory Note, the Lender at its option shall apply any payments it then receives in such order as Lender deems appropriate in its sole discretion.


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6. MONETARY AND NONMONETARY EVENTS OF DEFAULT AND ACCELERATION

A. (i) The failure to make any payment required under this Promissory Note, as and when due; (ii) the failure to pay on the Maturity Date the outstanding principal balance, accrued interest, and other payments due under this Promissory Note, or the Loan Documents; (iii) the failure to have or keep in force insurance as required under any of the Loan Documents; (iv) the insolvency or bankruptcy of Borrower or Guarantor; (v) a sale, transfer, or encumbrance of the Mortgaged Property (except as expressly permitted in the Mortgage), without the required approval of Lender; or (vi) the failure of Borrower to be a Single-Purpose Entity at all times during the term of the Loan, shall each be and constitute a monetary event of default ("Monetary Event of Default") hereunder, without any action required to be taken by or on behalf of Lender.

B. Upon the occurrence of a Monetary Event of Default, Lender may, at any time thereafter, together or singly,

   (i) declare the outstanding principal balance due hereunder, together with all accrued and unpaid interest thereon, to be immediately due and payable, thereby accelerating this Promissory Note;

   (ii) exercise immediately and without notice any and all other rights and remedies available under the Loan Documents, and/or at law or in equity;

   except that the acceleration of this Promissory Note for the Monetary Event of Default set forth in (i) above shall be subject to the terms of Section 7 of this Promissory Note.

   The failure to comply with any term, covenant, or condition of the Loan Documents, other than as set forth in Section A (i) through (vi) above shall be a non-monetary event of default ("Non-Monetary Event of Default"); provided that declaration of a Non-Monetary Event of Default shall be in accordance with the provisions of Section 7 of this Promissory Note.

7. NOTICE AND CURE PRIOR TO ACCELERATION

A. If the Monetary Event of Default is one set forth in (i) of Section 6A above, Lender shall give Borrower notice specifying the Monetary Event of Default, and ten (10) days opportunity to cure and eliminate the Monetary Event of Default, prior to exercising its rights under Section 6B (i) or (ii).

B. If the Monetary Event of Default is one set forth in (ii) through (vi) of
Section 6A above, Lender shall not be obligated to give notice of any kind, prior to exercising its rights under Section 6B (i) or (ii).


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C. Prior to declaring a Non-Monetary Event of Default, Lender shall give
Borrower notice specifying the potential Non-Monetary Event of Default, and thirty (30) days opportunity to cure the potential Non-Monetary Event of Default. If Borrower has not cured the potential Non-Monetary Event of Default, by the end of said thirty (30) day period, unless additional time to cure is specifically permitted under any other Loan Document with respect to such Non-Monetary Event of Default, then Lender may declare a Non-Monetary Event of Default by a notice declaring such Non-Monetary Event of Default. From and after such notice declaring the Non-Monetary Event of Default, Lender may exercise its rights under Section 6B (i) or (ii) together or singly, without further notice, at any time thereafter.

D. The Lender's agreement to give notice and time to cure are on the further conditions that:

   (i) the failure of Lender to give any notice(s) required shall not result in the imposition of any liabilities or penalties upon Lender;

   (ii) the agreement to give notice and time to cure is personal to Borrower, and does not extend to or vest any such rights in any other person or entity; and

   (iii) nothing contained in this Section 7 shall prevent the imposition of Late Charges.

8. DEFINITIONS

   Any terms used in this Promissory Note requiring a definition shall have the definition given in this Section, unless elsewhere defined in this Promissory Note. Any and all instruments securing or executed in connection with this Promissory Note, including, without limitation, this Promissory Note, the Mortgage, guarantees, indemnities, pledges, security agreements and assignments of leases and rents are herein collectively referred to as the "Loan Documents." Any instrument included within the term "Loan Documents" is herein referred to in the singular as a "Loan Document." The terms, "Agreement Concerning Primary Lease Agreement", "Anaheim Mortgage", "Application", "Collateral", "Dallas Love Field Mortgage", "Dallas Market Center Mortgage", "Deerfield Beach Mortgage", "DJONT Operations", "Equipment", "Guarantor", "Indebtedness", "License Agreement", "Loan", "Losses", "Management Agreement", "Material Lease", "Mortgaged Property", "Mortgaged Properties", "Palm Desert Mortgage", "Premises", "Primary Lease", "Proceeds", "Property Income", "Single-Purpose Entity" and "Tempe Mortgage" shall have the meaning set forth in the Mortgage. The term "Event of Default" shall have the meaning given in Section 6 hereof. The term "Prepayment Premium" shall have the meaning given in Section 9 hereof. The term "Business Day" as used herein shall mean any day other than a Saturday, Sunday or other day on which national banks in the State of California are not open for business.

9. PREPAYMENT

A. During the period commencing ninety (90) days prior to the Maturity Date, Borrower may prepay the Loan in full, but not in part, without any Prepayment Premium.


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Except as expressly set forth in the Loan Documents, Borrower shall have no right to prepay in full or in part the principal amount due under this Promissory Note.

B. If the maturity of this Promissory Note is accelerated by the Lender because of the occurrence of an Event of Default, the resulting acceleration shall be deemed to be an election on the part of Borrower to prepay the loan evidenced hereby. Accordingly, there shall be added to the amount due after an Event of Default and resulting acceleration, a Prepayment Premium, calculated as set forth below and using as the prepayment date the date on which any tender of payment is made, and Borrower agrees to pay the same. Any tender of payment made after acceleration by or on behalf of Borrower (including, without limitation, payment by any guarantor or purchaser at a foreclosure sale), shall include the Prepayment Premium computed as provided herein.

C. For purposes hereof, the Prepayment Premium shall be equal to the greater of
(x) or (y), where

   (x) is equal to the amount to be prepaid multiplied by 1%; and

   (y) is equal to the product (discounted as hereinafter provided) obtained by multiplying the amount to be prepaid by the "Prepayment Premium Rate". The "Prepayment Premium Rate" shall be the percentage obtained by multiplying the excess, if any, of the Contract Rate over the market yield of U.S. Treasury issues which have the closest maturity (month and year) to the Maturity Date, as quoted in The Wall Street Journal published on the scheduled prepayment date, by a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and including the Maturity Date, and the denominator of which is 365. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for U.S. Treasury issues will be used. The product obtained from the foregoing shall then be discounted, on a semi-annual basis over the remaining term of this Promissory Note, as of the date of prepayment to its then present value, using the U.S. Treasury yield, referred to in this subparagraph (y).

D. No Prepayment Premium shall be required to be paid on or after or in connection with payment of fire, casualty, or condemnation proceeds to the Lender in accordance with the provisions of the Mortgage.

E. There will be due with such principal, all accrued and unpaid interest thereon, in addition to all other amounts due under this Promissory Note.

F. The Prepayment Premium herein provided for represents the reasonable estimate of Lender and Borrower of a fair average compensation for the loss that will be sustained by Lender


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resulting from the payment of the outstanding principal
balance of the loan evidenced hereby prior to the Maturity Date. The Prepayment Premium shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under this Promissory Note, or under the other Loan Documents, or pursuant to the provisions of law.

BORROWER BY ITS SIGNATURE BELOW HEREBY EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS PROMISSORY NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE, AND (B) EXCEPT AS OTHERWISE PROVIDED IN THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT, AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THIS PROMISSORY NOTE IS MADE UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY LENDER ON ACCOUNT OF ANY DEFAULT BY BORROWER, INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY ANY DEED OF TRUST SECURING THIS PROMISSORY NOTE, THEN BORROWER SHALL BE OBLIGATED TO PAY, CONCURRENTLY WITH SUCH PREPAYMENT, THE PREPAYMENT PREMIUM SPECIFIED IN THE FOREGOING PARAGRAPHS. BY SIGNING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT LENDER'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS PROMISSORY NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THIS WAIVER AND AGREEMENT.


                             Borrower's Signature:
                                                   -----------------------------


10. WAIVERS AND EXTENSIONS

   Borrower and all endorsers and guarantors and any and all others who may at any time be or become liable for payment of all or any part of the loan evidenced hereby severally waive presentment for payment, demand, notice of dishonor or nonpayment, protest and notice of protest, notice of acceleration and of intention to accelerate the Maturity Date (except as provided above in the clause entitled "Notice and Cure Prior to Acceleration") and any and all lack of diligence or delays in collection or enforcement hereof, and agree that Lender from time to time may extend the time for payment of any sums due under this Promissory Note and grant releases to all endorsers and guarantors hereof, and may release all or any portion of the Mortgaged Property, without in any way affecting the liability of such parties hereunder.


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11. LIMITATIONS ON LIABILITY

A. In any action or proceeding brought on this Promissory Note or on the Mortgage or on any of the Loan Documents in which a money judgment is sought (subject to paragraphs B, C, and D below), Lender will look solely to the Mortgaged Property described in the Loan Documents (including, without limitation, the Collateral) for payment of the Indebtedness and, specifically and without limitation, Lender agrees to waive any right to seek or obtain a deficiency judgment against Borrower.

B. The provisions of this Section 11 shall not

   (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Promissory Note, the Mortgage or any other Loan Document to the extent of the Mortgaged Property securing such obligation;

   (ii) be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by the Mortgage or to require that all Collateral shall continue to secure all of the Indebtedness owing to the Lender in accordance with the Promissory Note, the Mortgage and the other Loan Documents;

   (iii) impair the right of Lender to name Borrower or any principals of Borrower, or any guarantor of this Promissory Note, as a party or parties defendant in any action or suit for judicial foreclosure and sale under the Mortgage;

   (iv) affect the validity or enforceability of, or limit recovery under, any separate indemnity agreement (including, without limitation, any environmental indemnity set forth in any separate environmental indemnity agreement, however designated) or separate guaranty, if any, made in connection with this Promissory Note, the Mortgage, or the Loan Documents;

   (v)   impair the right of Lender to obtain the appointment of a receiver; or

   (vi) impair the enforcement of an assignment of leases or an assignment of rents contained in the Mortgage or any separate Assignment of Leases and Rents executed in connection herewith.

C. Notwithstanding any provisions of this Section 11 to the contrary, nothing herein shall be deemed to prejudice the right of Lender (which right is specifically reserved) to pursue or obtain personal recourse liability against the Borrower and Guarantor to recover Losses incurred by Lender, arising out of, or resulting from:

   (i) obligations and liabilities under any separate guaranty or separate indemnity agreement;

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   (ii)   fraud or material misrepresentation in connection with the Application or the making of the Loan;

   (iii) insurance and/or condemnation proceeds received but not paid over or applied in accordance with the Loan Documents;

   (iv) misappropriation of any security deposits, advances or prepaid rents, cancellation or termination payments or other similar sums received by Borrower from any tenants or other occupants of the Premises;

   (v) personal property covered by Lender's security interest obtained in connection with the Loan which is taken from the Mortgaged Property by or on behalf of Borrower and not replaced in the ordinary course of business with personal property of the same utility and of the same or greater value;

   (vi) any act of arson, malicious destruction or material waste by Borrower, any principal, affiliate, member or general or limited partner of Borrower, or by Guarantor under any of the Loan Documents given to Lender in connection with the making of the Loan;

   (vii) revenues of the Mortgaged Property which are not applied to payments due under the Loan or to operating expenses of the Mortgaged Property (including, without limitation, any reserves or escrows required by any Loan Document) thereby resulting in, or contributing materially to, a default under the Loan Documents. Lender, however, shall have no right to recover distributions from the revenues of the Mortgaged Property to Borrower or Guarantor or any principal of Borrower or Guarantor made in good faith (after determining the sufficiency of revenues to cover the payments on the Loan and the foregoing operating and capital expenses) more than ninety (90) days prior to a default occurring under any Loan Document;

   (viii) DJONT Operations' pledge in violation of the Loan Documents of the revenues or operating accounts relating to the Mortgaged Property, Lessee's Personal Property (as defined in the Primary Lease) or any other rights of DJONT Operations under the Primary Lease or DJONT Operations' failure to keep all of the foregoing lien free in violation of the Loan Documents;

   (ix) Borrower's failure to (i) extend the term of the Primary Lease in accordance with Section 2.25 of the Mortgage, or (ii) enter into a new Primary Lease in accordance with Section 2.25 of the Mortgage;

   (x) DJONT Operations' failure to (i) extend the term of the Management Agreement in accordance with Section 2.09 of the Agreement Concerning Primary Lease Agreement, or (ii) enter into a new Management Agreement in accordance with Section 2.09 of the Agreement Concerning Primary Lease Agreement;


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   (xi)   DJONT Operations' failure to (i) extend the term of the License
          Agreement in accordance with Section 2.10 of the Agreement Concerning Primary Lease Agreement, or (ii) enter into a new License Agreement in accordance with Section 2.10 of the Agreement Concerning Primary Lease Agreement;

   (xii) any fraudulent conveyance or transfer (or claim of any fraudulent conveyance or transfer) of any of the Mortgaged Properties (or any interest therein) to Borrower;

   (xiii) the bankruptcy or insolvency of any fee owner of any of the Mortgaged Properties other than Borrower;

   (xiv) the bankruptcy or insolvency of any Adjoining Condominium Unit Owner (as defined in the Dallas Love Field Mortgage); or

   (xv) any transfer or mortgage tax (or claim of any transfer or mortgage tax) arising from the transfer to Borrower or mortgage by the fee owner or Borrower of any of the Mortgaged Properties or any interest therein.

D. Notwithstanding the foregoing and subject to the last sentence of this paragraph, the agreement of Lender not to pursue personal recourse liability as set forth in this Section 11 above SHALL AUTOMATICALLY BECOME NULL AND VOID and shall be of no further force and effect in the event (i) Borrower, any general partner or member of Borrower, or any guarantor of the Note, files, or consents to the filing of, any petition under the U.S. Bankruptcy Code respecting its or their debts or (ii) any such petition shall have been filed against the Borrower, any general partner of the Borrower, or any guarantor of this Promissory Note, and the same is not dismissed within ninety (90) days of such filing; except for an involuntary bankruptcy filed by Lender and provided further, that if: (1) after ninety (90) days following the filing of an involuntary bankruptcy proceeding, such proceeding is dismissed with prejudice and without adversely affecting the enforceability or priority of any of the Loan Documents; and (2) such dismissal occurs prior to the occurrence of any of the following: (v) the entry of any order that adversely affects the enforceability or priority of any of the Loan Documents (other than solely by reason of the automatic stay), (w) the entry of any order granting any person relief from the automatic stay to foreclose against, enforce any lien or security interest, levy upon, or repossess any material assets of Borrower that constitute a part of, or that relate to the Mortgaged Properties, or to terminate any Management Agreement, License Agreement or Primary Lease, (x) the liquidation of any material assets of Borrower that constitute a part of, or that relate to, the Mortgaged Properties, (y) the entry of any order approving the rejection or termination of any Primary Lease, any Management Agreement or any License Agreement, or (z) the entry of any order approving any plan of reorganization for Borrower; and (3) throughout the period following the filing of such bankruptcy proceeding, Borrower or one or more of Borrower and persons or entities having an interest in Borrower have continued to make regular payments of debt service on a timely basis in accordance with the provisions of the Loan Documents. Borrower or one or more of Borrower and Guarantor shall be personally liable only for the actual damages, losses,


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costs, and expenses (including attorneys' fees) incurred by Lender (expressly including any diminution, loss or damage to the Collateral) as a result of any such bankruptcy filing.

12. USURY

    No amounts under this Promissory Note or the Loan Documents shall be charged, paid or collected from Borrower if the result of such charge payment or collection would be to cause the loan evidenced hereby to be usurious under applicable law. If, however, an amount is paid or collected which would otherwise cause the loan to be usurious, such excess causing the Loan to be usurious shall be deemed a payment of principal and shall be applied against and shall reduce the then outstanding principal balance of the loan by a corresponding amount, and no Prepayment Premium shall be charged on any such excess amount applied to principal.


13. TRANSFERS

    Upon the transfer of this Promissory Note, Borrower hereby waiving advance notice of any such transfer, Lender may assign all of its rights in, under and to the Loan Documents, Proceeds, Property Income or Collateral, or any part hereof, to the transferee who shall thereupon become vested with all rights herein, or under applicable law, given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility under or with respect to this Promissory Note, and the Loan Documents, Proceeds, Property Income and Collateral so transferred; but Lender shall retain all rights hereby given to it with respect to any obligations of the Borrower and the Loan Documents, Proceeds, Property Income or Collateral not so transferred. Upon any such transfer, the term "Lender" as used herein shall mean such transferee.

14. SEVERABILITY

    In the event any one or more of the provisions contained in this Promissory Note or the Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Promissory Note or of the Loan Documents, but this Promissory Note and the Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

15. WAIVER OF TRIAL BY JURY

    BORROWER AND LENDER, BY ACCEPTANCE OF THIS PROMISSORY NOTE, HEREBY WAIVE TRIAL BY JURY IN ANY COURT ACTION, PROCEEDING OR COUNTERCLAIM WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS


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PROMISSORY NOTE, ANY APPLICATION FOR THE LOAN EVIDENCED BY THIS PROMISSORY NOTE,
THIS PROMISSORY NOTE, THE MORTGAGE OR THE LOAN DOCUMENTS OR ANY ACTS OR
OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

16. JOINT AND SEVERAL LIABILITY

    If there shall be more than one (1) Borrower named in this Promissory Note, then the obligations and liabilities of such parties as Borrower shall be joint and several.

17. REMEDIES CUMULATIVE

    The rights, powers and remedies of Lender permitted by law, equity or contract or as set forth herein or in the Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively or together against Borrower or the Mortgaged Property, the Collateral or the Property Income, at the sole discretion of the Lender, and to the fullest extent permitted by law. Such rights, powers and remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur. The failure to exercise any such right, power or remedy shall in no event be construed as a waiver or release of the same. Lender shall not by any act of omission or commission be deemed to have waived any of its rights, powers or remedies under this Promissory Note or the Loan Documents unless such waiver be in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver of a right in one event shall not be construed as continuing or as a bar, or as a waiver of such right on a subsequent event.

18. FEES AND COSTS

    Borrower further promises to pay upon demand all reasonable attorney's fees and costs (including, without limitation, court costs and appraisal fees) incurred by Lender in connection with any Event of Default under this Promissory Note and in any proceeding, including all appeals, brought to enforce any of the provisions of this Promissory Note or of the Loan Documents.

19. TIME OF THE ESSENCE

    Time shall be of the essence in performance of all obligations of Borrower under this Promissory Note and the Loan Documents including, without limitation, the time periods provided for the curing of defaults.

20. HEADINGS FOR CONVENIENCE

    Headings and captions used in this Promissory Note are inserted for convenience of reference only and neither constitute a part of this Promissory Note nor are to be used to construe or interpret any of the provisions hereof.


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                                                                Borrower's
                                                                  Initials: ____

21. NOTICES: HOW GIVEN

    Any notice required or permitted under this Promissory Note or under any Loan Document shall be given in writing and shall be effective for all purposes if hand delivered to the party designated below, or if sent by (a) certified or registered United States mail, postage prepaid; or (b) expedited prepaid delivery service, commercial or United States Postal Service, with proof of attempted delivery, addressed in either case as follows:


To Borrower:                             To Lender:

FelCor/MM Holdings, L.P.                 Massachusetts Mutual Life Insurance
c/o FelCor Lodging Trust Incorporated      Company
545 E. John Carpenter Freeway            Real Estate Investment Group K161
Suite 1300                               1295 State Street
Irving, TX  75062-3933                   Springfield, MA  01111-0001
Attention: Andrew J. Welch or            Attention: Senior Managing Director
           Joel M. Eastman


with a copy to:

Jenkens & Gilchrist, P.C.                Stutzman & Bromberg,
Fountain Place                           A Professional Corporation
1445 Ross Avenue                         2323 Bryan Street
Suite 3200                               Suite 2200
Dallas, Texas  75202-2799                Dallas, TX  75231
Attn: Robert W. Dockery                  Attention: John E. Bromberg

or to such other address and person as shall be designated from time to time by Lender or Borrower, as the case may be, in a written notice to the other given in the manner provided for in this paragraph.

    The notice shall be deemed to have been given at the time of delivery if hand delivered, or in the case of registered or certified mail, three (3) Business Days after deposit in the United States mail, or if by expedited prepaid delivery, upon first attempted delivery on a Business Day.

    A party receiving a notice which does not comply with the technical requirements for notice under this paragraph may elect to waive any deficiencies and treat the notice as having been properly given.


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                                                                Borrower's
                                                                  Initials: ____

22. NO ORAL CHANGE

    This Promissory Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or Lender, but only by an agreement in writing , intended for that specific purpose and signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

23. APPLICABLE STATE LAW

    This Promissory Note shall be governed, construed, applied and enforced in accordance with the laws of the State of California.

24. SECTION 2822 WAIVER

    In the event that, at any time, any surety exists that is liable upon only a portion of Borrower's obligations under the Loan Documents and Borrower provides partial satisfaction of any such obligation(s), Borrower hereby waives any right it would otherwise have, under Section 2822 of the California Civil Code, to designate the portion of the obligation to be satisfied. The designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Lender rather than Borrower.


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                                                                Borrower's
                                                                  Initials: ____

Federal Taxpayer I.D. No.              Borrower:

75-2817553                             FELCOR/MM HOLDINGS, L.P., a Delaware
                                       limited partnership

                                       By: FelCor/MM Hotels, L.L.C., a Delaware
                                           limited liability company, its
                                           general partner


                                           By:
                                               ---------------------------------
                                               Joel M. Eastman,
                                               Vice President

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